Exhibit 99.1

On December 22, 2017, President Trump signed an act referred to as the “Tax Cuts and Jobs Act” (the “TCJA”), generally effective for taxable years beginning after December 31, 2017. The TCJA includes substantial amendments to the Internal Revenue Code of 1986 (as amended, the “Code”) that significantly change the taxation of individuals and business entities, including the taxation of offshore earnings and the deductibility of interest. Some of the amendments could adversely affect our business and financial condition.

Although we are currently evaluating the impact of the TCJA on our business, significant uncertainty exists with respect to how the TCJA will affect our business. Some of this uncertainty will not be resolved until clarifying Treasury regulations are promulgated or other relevant authoritative guidance is published. We believe the TCJA is likely to result in a material impact to our financial statements for the year ended December 31, 2017 due to the adjustments required to tax assets on our balance sheet.